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                                                                   EXHIBIT 10.25



                         RIBI IMMUNOCHEM RESEARCH, INC.

                             1986 STOCK OPTION PLAN

                   (INCLUDING THE FIRST AND SECOND AMENDMENTS)

                               SECTION 1: PURPOSE

        The purpose of the Ribi ImmunoChem Research, Inc. 1986 Stock Option Plan (the "Plan") is to further the growth and development of Ribi ImmunoChem Research, Inc. (the "Company") by affording an opportunity for stock ownership to selected employees of the Company and its Subsidiaries who are responsible for the conduct and management of its business or who are involved in endeavors significant to its success.

                             SECTION 2: DEFINITIONS

        Unless otherwise indicated, the following words when used herein shall have the following meanings:

               (a) "Board of Directors" shall mean the Board of Directors of the Company.

               (b) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

               (c) "Common Stock" shall mean the Company's common stock (par value $.001 per share) and any share or shares of the Company's stock hereafter issued or issuable in substitution for such shares.

               (d) "Director" shall mean a member of the Board of Directors.

               (e) "Incentive Stock Option" shall mean any option granted to an eligible employee under the Plan, which the Company intends at the time the option is granted to be an Incentive Stock Option within the meaning of Section 422 of the Code.

               (f) "Nonqualified Stock Option" shall mean any option granted to an eligible employee under the Plan which is not an Incentive Stock Option.

               (g) "Option" shall mean and refer collectively to Incentive Stock Options and Nonqualified Stock Options.

               (h) "Optionee" shall mean any employee who is granted an Option under the Plan. "Optionee" shall also mean the personal representative of an Optionee and any other person who acquires the right to exercise an Option by bequest or inheritance.
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               (i) "Stock Appreciation Right" shall mean a right to surrender to the Company all or a portion of an Option, to the extent the Option is then exercisable, and to receive in exchange a payment as provided in Section 11.

               (j) "Subsidiary" shall mean a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

                           SECTION 3: EFFECTIVE DATE

        The effective date of the Plan is the date of its adoption by the Board of Directors, February 10, 1986; provided, however, that such adoption is subject to approval and ratification by the shareholders of the Company within 12 months of the effective date. No Options may be granted under the Plan prior to approval of the Plan by the shareholders of the Company.

                            SECTION 4: ADMINISTRATION

        4.1 Administrative Committee. The Plan shall be administered by the Board of Directors; provided, however, that in all matters concerning or affecting officers and directors of the company or individuals who were at one time officers or directors of the Company, the Plan shall be administered by a committee appointed by and serving at the pleasure of the Board of Directors, consisting of not less than two Directors (the "Disinterested Committee"). The Board of Directors may from time to time remove members from or add members to the Disinterested Committee, and vacancies on the Disinterested Committee, howsoever caused, shall be filled by the Board of Directors. A Director may serve as a member of the Disinterested Committee if he or she has not been granted or awarded options pursuant to the Plan or any other plan of the Company, other than exempt grants, for one year prior to serving on the Disinterested Committee and while he or she continues to serve on the Committee. All further references herein to the "Committee" shall refer to the Board of Directors and/or the Disinterested Committee, as the context requires.

        4.2 Committee Meetings and Actions. The Committee shall hold meetings at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum, and the acts of the majority of the members present at a meeting or a consent in writing signed by all members of the Committee shall be the acts of the Committee and shall be final, binding and conclusive upon all persons, including the Company, its Subsidiaries, its shareholders, and all persons having any interest in Options which may be or have been granted pursuant to the Plan.

        4.3 Powers of Committee. The Committee shall have the full and exclusive right to grant and determine terms and conditions of all options granted under the Plan and to prescribe, amend and rescind rules and regulations for administration of the Plan. In granting options, the Committee shall take into consideration the contribution the Optionee has made or may make to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine.



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        4.4 Interpretation of Plan. The determination of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons, including the Company, its subsidiaries, its shareholders, and all persons having any interest in Options which may be or have been granted pursuant to the Plan.

                      SECTION 5: STOCK SUBJECT TO THE PLAN

        5.1 Number. The aggregate number of shares of Common Stock which may be issued under Options granted pursuant to the Plan shall not exceed 1,400,000 shares. Such shares may consist, in whole or in part, of authorized but unissued stock or treasury stock of the Company not reserved for any other purpose.

        5.2 Unused Stock. If any outstanding Option under the Plan expires or for any other reason ceases to be exercisable, in whole or in part, other than upon exercise of the Option or a related Stock Appreciation Right, the shares which were subject to such Option and as to which the Option had not been exercised shall continue to be available under the Plan.

        5.3 Adjustment for Change in Outstanding Shares. If there is any change, increase or decrease, in the outstanding shares of Common Stock which is effected without receipt of additional consideration by the Company, by reason of a stock dividend, recapitalization, merger, consolidation, stock split, combination or exchange of stock, or other similar circumstances, then in each such event, the Committee shall make an appropriate adjustment in the aggregate number of shares of stock available under the Plan, the number of shares of stock subject to each outstanding Option and the option prices; provided, however, that fractional shares shall be rounded to the nearest whole share. The Committee's determinations in making adjustments shall be final and conclusive.

                             SECTION 6: ELIGIBILITY

        All full- or part-time salaried employees of the Company and its Subsidiaries who are responsible for the conduct and management of its business or who are involved in endeavors significant to its success shall be eligible to receive both Incentive Stock Options and Nonqualified Stock Options under the Plan. Directors and consultants who are neither full- nor part-time salaried employees of the Company or its Subsidiaries but who are involved in endeavors significant to its success shall be eligible to receive Nonqualified Stock Options, but not Incentive Stock Options, under the Plan. Any member of the Board of Directors, otherwise eligible to participate, who makes an election in writing not to receive any grants under the Plan shall not be eligible to receive any such grants during the period set forth in such election. Below-market stock options may also be granted to any Outside Director of the Company in lieu of part or all of his or her Director fees in accordance with Subsection 7.8.



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                          SECTION 7: GRANT OF OPTIONS

        7.1 Grant of Options. The Committee may from time to time in its discretion determine which of the eligible employees of the Company or its Subsidiaries should receive Options, the type of Options to be granted (whether Incentive Stock Options or Nonqualified Stock Options), the number of shares subject to such Options, and the dates on which such Options are to be granted. No employee may be granted Incentive Stock Options in any calendar year beginning on or after January 1, 1987 to the extent that the aggregate fair market value (determined as of the time each option is granted) of the Common Stock with respect to which any such options granted on or after January 1, 1987 are exercisable for the first time during a calendar year (under all incentive stock option plans of the Company and its Subsidiaries) would exceed $100,000.

        7.2 Option Agreement. Each option granted under the Plan shall be evidenced by a written Option Agreement setting forth the terms upon which the Option is granted. Each Option Agreement shall designate the type of Options being granted (whether Incentive Stock Options or Nonqualified Stock Options) and shall state the number of shares of Common Stock, as designated by the Committee, to which that option pertains. More than one Option may be granted to an eligible employee.

        7.3 Option Price. Except as provided for in Subsection 7.8 below, the option price per share of Common Stock under each Option shall be determined by the Committee and stated in the Option Agreement. Except as provided for in subsection 7.8 below, the option price for options granted under the Plan shall not be less than 100% of the fair market value (determined as of the day the Option is granted) of the shares subject to the Option.

        7.4 Determination of Fair Market Value. If the Common Stock is listed upon an established stock exchange or exchanges, then the fair market value per share shall be deemed to be the mean between the highest and lowest quoted selling prices of the Common Stock on such stock exchange or exchanges on the day for which the determination is made, or if no sale of the Common Stock shall have been made on any stock exchange on that day, on the next preceding day on which there was such a sale. If the Common Stock is not listed upon an established stock exchange but if traded in the national over-the-counter market, the fair market value per share shall be deemed to be the closing price of the Common Stock in the national over-the-counter market on the day for which the determination is made, or if there shall have been no trading of the Common Stock on that day, on the next preceding day on which there was such trading. If the Common Stock is not listed upon an established stock exchange and is not traded in the national over-the-counter market, the fair market value per share shall be deemed to be an amount as determined by the Committee by applying any reasonable valuation method.

        7.5 Duration of Options. Each option shall be of a duration as specified in the Option Agreement; provided, however, that the term of each Option shall be no more than ten years from the date on which the Option is granted and shall be subject to early termination as provided herein.



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        7.6 Additional Limitations on Grant. No Incentive Stock Option shall be granted to an employee who, at the time the Incentive Stock Option is granted, owns stock (as determined in accordance with Section 424(d) of the Code) representing more than 10% of the total combined voting power of all classes of stock of the Company, unless the option price of such Incentive Stock Option is at least 110% of the fair market value (determined as of the day the Incentive Stock Option is granted) of the stock subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable more than five years from the date it is granted.

        7.7 Other Terms and Conditions. Options may contain such other provisions, which shall not be inconsistent with the Plan, as the Committee shall deem appropriate, including, without limitation, provisions that relate the Optionee's ability to exercise an Option to the passage of time or the achievement of specific goals established by the Committee.

        7.8 Director Options. Each Director who is not an employee of the Company (an "Outside Director") may elect to receive below-market, nonqualified stock options to purchase Common Stock of the Company in lieu of part or all of his or her Director fees. Such election must be made by June 30 of each year prior to the year services are provided. Such Options shall have an exercise price of eighty percent (80%) of the market price of the Common Stock on the grant date. The number of Options to be granted shall be determined by dividing the amount of the Director's fees (that the Director irrevocably elected to take in the form of below-market options instead of cash) by the fair market value of a share of Common Stock on the date of the grant after subtracting the discounted option exercise price from such fair market value. These Options shall be granted at the end of each calendar quarter and shall he fully vested as of the grant date. The Options shall not be exercisable until vested and in no event until at least six (6) months after the date of grant. The term of these Options shall be for ten years, and they shall not be transferable otherwise than by will or the laws of descent and distribution and may only be exercised by the Director, his or her guardian or legal representative during the exercise period as defined elsewhere herein.

                         SECTION 8: EXERCISE OF OPTIONS

        8.1 Manner of Exercise. Subject to the limitations and conditions of the Plan or the Option Agreement, an Option shall be exercisable, in whole or in part, from time to time, by giving written notice of exercise to the President of the Company, which notice shall specify the number of shares of Common Stock to be purchased and shall be accompanied by (1) payment in full to the Company of the purchase price of the shares to be purchased, plus (2) payment in cash or by certified or bank cashier's check of such amount as the company shall determine to be sufficient to satisfy any liability it may have for any withholding of federal, state or local income or other taxes incurred by reason of the exercise of the Option, and (3) a representation meeting the requirements of Section 12.2 below if requested by the Company. Payment for shares shall be in the form of either (1) cash, (2) a certified or bank cashier's check to the order of the Company, (3) shares of the Common Stock, properly endorsed to the Company, in an amount the



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fair market value of which on the date of receipt by the Company (as determined in accordance with Section 7.4) equals or exceeds the aggregate option price of the shares with respect to which the Option is being exercised, or (4) in any combination thereof; provided, however, that payment shall be in such form as the Committee may from time to time determine, whether before or after exercise of the Option.

        8.2 Sequential Exercise of Incentive Stock Options Granted Prior to January 1, 1987. No Incentive Stock Option granted prior to January 1, 1987 shall be exercisable while there is outstanding any other Incentive Stock Option also granted prior to January 1, 1987 which was granted to the Optionee by the Company or any subsidiary or any predecessor of such corporations at a prior time. An Incentive Stock Option shall be treated as outstanding until it is exercised in full or expires by reason of lapse of time.

        8.3 Acceleration of Exercise Period. Notwithstanding any vesting requirements contained in any Option Agreement, all outstanding Options shall become immediately exercisable (1) following the first purchase of Common Stock pursuant to a tender offer or exchange offer (other than an offer made by the Company) for all or part of the Common Stock, (2) at such time as a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Company having 25% or more of the total number of votes that may be cast for the election of Directors of the Company, (3) on the date on which the stockholders of the Company approve (i) any agreement for a merger or consolidation in which the Company will not survive as an independent, publicly owned corporation or
(ii) any sale, exchange or other disposition of all or substantially all of the Company's assets, or (4) on any date on which the persons who were the Directors of the Company ninety days prior to such date no longer constitute a majority of the Board of Directors of the Company or any successor to the Company. The Committee's reasonable determination as to whether such an event has occurred shall be final and conclusive.

                      SECTION 9: TERMINATION OF EMPLOYMENT

        9.1 Termination Upon Retirement or With Committee Approval. Upon termination of an Optionee's employment with the Company or a Subsidiary upon retirement at or after age 65 or under circumstances for which the Committee, either before or after the termination, has given its approval, and other than upon death or disability, an Optionee may, at any time within three months after the date of termination but not later than the date of expiration of the Option, exercise the Option or Stock Appreciation Right to the extent the Optionee was entitled to do so on the date of termination. Disability is defined as: inability ... to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. Any Options not exercisable as of the date of termination and any Options or portions of Options of terminated employees not exercised as provided herein shall terminate.



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        9.2 Termination By Death of Optionee. If an Optionee shall die while in the employ of the Company or a Subsidiary or within a period of three months after the termination of his employment with the Company or a Subsidiary, the personal representatives of the Optionee's estate or the person or persons who shall have acquired the option from the Optionee by bequest or inheritance may exercise the Option or Stock Appreciation Right at any time within the year after the date of death but not later than the expiration date of the Option, to the extent the Optionee was entitled to do so on the date of death. Any Options not exercisable as of the date of death and any Options or portions of Options of deceased employees not exercised as provided herein shall terminate.

        9.3 Termination By Disability Of Optionee. Upon termination of an Optionee's employment with the Company or a subsidiary by reason of the Optionee's disability, the Optionee may exercise the Option or Stock Appreciation Right at any time within one year after the date of termination but not later than the expiration date of the Option, to the extent the Optionee was entitled to do so on the date of termination. Disability is defined as: inability ... to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. Any Options not exercisable as of the date of termination and any Options or portions of Options of disabled employees not exercised as provided herein shall terminate.

        9.4 Other Terminations. Upon termination of an Optionee's employment with the Company or a Subsidiary under circumstances other than those set forth in Sections 9.1 through 9.3, Options granted to the Optionee shall terminate immediately.

        9.5 Termination of Directors and Consultants. For purposes of this
Section 9, a termination of employment shall be deemed to include the termination of a Director's service as a member of the Board of Directors and the termination of a consulting arrangement in the case of consultants.

                   SECTION 10: NON-TRANSFERABILITY OF OPTION

        Options granted pursuant to the Plan are not transferable by the Optionee other than by Will or the laws of descent and distribution and Options shall be exercisable during the Optionee's lifetime only by the Optionee. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the Option, the Option shall immediately become null and void.

                     SECTION 11: STOCK APPRECIATION RIGHTS

        Any Option under the Plan may include a right (the "Stock Appreciation Right") to surrender to the Company all or a portion of the Option, to the extent the Option is then exercisable, and to receive in exchange a payment equal to the excess of the fair



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market value on the date preceding the date of surrender of the shares covered by the Option (or the portion that is surrendered) over the aggregate option price of such shares. Such payment shall be made by the Company in shares of Common Stock, in cash or partly in Common Stock and partly in cash, as the Committee in its sole discretion shall determine, whether before or after exercise of the Stock Appreciation Right. A Stock Appreciation Right may be granted by the Committee concurrently with the grant of the Option or thereafter by amendment to the Option. A Stock Appreciation Right may contain such terms and conditions, which shall not be inconsistent with the Plan, as the committee shall deem appropriate, including, without limitation, a provision that limits the amount which may be paid in satisfaction of a Stock Appreciation Right to some multiple of the option exercise price of the underlying Option or a provision which limits the times at which a Stock Appreciation Right may be exercised. Shares subject to Options (or such portion of an Option that has been surrendered upon exercise of a Stock Appreciation Right) shall not thereafter be available for Option grants under the Plan.

                         SECTION 12: ISSUANCE OF SHARES

        12.1 Transfer of Shares to Optionee. As soon as practicable after the Optionee has given the Company written notice of exercise of an Option or Stock Appreciation Right and, upon exercise of an Option, has otherwise met the requirements of Section 8.1, the Company shall issue or transfer to the Optionee the number of shares of Common Stock as to which the Option has been exercised or with respect to which the Stock Appreciation Right will be paid and shall deliver to the Optionee a certificate or certificates therefor, registered in Optionee's name. In no event shall the Company be required to transfer fractional shares to the Optionee, and in lieu thereof, the Company may pay an amount in cash equal to the fair market value of such fractional shares on the date of exercise. If the issuance or transfer of shares by the Company would for any reason, in the opinion of counsel for the Company, violate any applicable federal or state laws or regulations, the Company may delay issuance or transfer of such shares to the Optionee until compliance with such laws can reasonably be obtained.

        12.2 Investment Representation. Upon demand by the Company, the Optionee shall deliver to the Company a representation in writing that the purchase of all shares with respect to which notice of exercise of the Option or Stock Appreciation Right has been given by Optionee is being made for investment only and not for resale or with a view to distribution, and containing such other representations and provisions with respect thereto as the Company may require. Upon such demand, delivery of such representation promptly and prior to the transfer or delivery of any such shares and prior to the expiration of the option period shall be a condition precedent to the right to purchase such shares.

                             SECTION 13: AMENDMENTS

        The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Plan or any part thereof as it may deem proper, except that no



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such action shall diminish or impair the rights under an Option previously granted; provided, however, that unless the shareholders of the Company shall have given their approval, the total number of shares for which Options may be issued under the Plan shall not be increased, except as provided in Section 5.3, and no amendment shall be made which reduces the price at which the Common Stock may be offered under the Plan below the minimum required by Section 7.3, except as provided in Section 5.3, or which materially modifies the requirements as to eligibility for participation in the Plan.

                            SECTION 14: TERM OF PLAN

        This Plan shall terminate on February 10, 1996; provided, however, that the Board of Directors may at any time prior thereto suspend or terminate the Plan.

                       SECTION 15: RIGHTS AS STOCKHOLDER

        An Optionee shall have no rights as a stockholder of the Company with respect to any shares of Common Stock covered by an Option until the date of the issuance of the stock certificate for such shares.

                           SECTION 16: GOVERNING LAW

        Options granted under this Plan shall be construed and shall take effect in accordance with the laws of the State of Montana.



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